UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 28, 2013 (May 21, 2013)

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

440 Wolfe Road

Sunnyvale, California 94085

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2013, Mimvi, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Gemini Master Fund Ltd. (the “Purchaser”), pursuant to which the Company agreed to issue to the Purchaser an unsecured promissory note in the principal amount of $425,000 (“Note”) and a warrant to purchase up to 4,000,000 shares of the common stock, par value $0.001 per share, of the Company (the “Warrant”). The Note matures no later than December 31, 2013, until which the Purchaser has additional rights to invest in the Company. The Warrant has an initial exercise price of $0.25 per share, which is subject to adjustment, and will be exercisable for a period of five years. Copies of the Purchase Agreement, Note, and Warrant are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

The Company engaged TriPoint Global Equities, LLC (the “Agent”) as placement agent in connection with the sale of securities in the Offering and agreed to pay the Agent (i) cash commissions equal to 8% of the gross proceeds ($32,000) received by the Company; and (ii) warrants to purchase such number of securities equal to 8% of the aggregate number of shares of common stock issuable in connection with the Offering (the “Agent Warrants”). The Agent’s Warrants will have three year terms and will be exercisable at $0.18 per share.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of May 21, 2013, pursuant to which it agreed to issue the Note and the Warrant to the Purchaser. The Note will bear interest at a rate of 8% per annum, will be unsecured, and will be due and payable on the earlier of December 31, 2013 or upon acceleration in accordance with its terms. The Company may prepay the Note, at a premium, at any time and from time to time. Payment of the obligations under the Note may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Note when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain material judgments are rendered against the Company; and (v) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Note and Warrant and the shares of common stock issuable upon exercise thereof to the Purchaser in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note
10.3	Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	MIMVI, INC.

/s/ Michael Poutre
Michael Poutre Chief Executive Officer